Exhibit 10.5

THIRD AMENDMENT

OF

APOGEE ENTERPRISES, INC.

DEFERRED INCENTIVE COMPENSATION PLAN

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. DEFERRED INCENTIVE COMPENSATION PLAN” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective February 27, 1986, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2005 Restatement)” effective January 1, 2005 is hereby further amended in the following respects:

1. VALUATION DATE. Effective January 1, 2011, Section 1 of the Plan Statement shall be amended by adding a new Section 1.3.14 to read in full as follows:

1.3.14. Valuation Date — any date the New York Stock Exchange and the Trustee are open and conducting business.

2. ADJUSTMENTS OF ACCOUNTS. Effective January 1, 2011, Section 3 of the Plan Statement shall be amended by adding a new Section 3.2 (and all subsequent sections shall be renumbered) to read in full as follows:

3.2. Adjustment of Accounts. Each Valuation Date, the Committee shall cause the value of each Deferred Compensation Account or portion of a Deferred Compensation Account to be increased (or decreased) from time to time for payments, withdrawals, credits, investment gains (or losses) and expenses charged to the Deferred Compensation Account.

3. INVESTMENT ADJUSTMENT. Effective January 1, 2011, Section 3.3 of the Plan Statement (previously Section 3.2) is amended to read in full as follows:

3.3. Investment Adjustment. The investment income, gains and losses shall be determined for the Accounts as follows:

(a)	In accordance with procedures to be established by the Committee, amounts deferred prior to January 1, 2010 shall be credited as a book entry with interest, compounded daily, on each Valuation Date. The applicable interest rate in any Fiscal Year shall be determined as of the beginning of each Fiscal Year and shall be the greater of the following rates:

(i)	The sum of one and one-half percent (1- 1/2%) plus the monthly average yield for the last calendar month of the prior Fiscal Year on United States Treasury securities adjusted to a constant maturity of ten (10) years, as calculated and published by the Federal Reserve Board, or, if the Federal Reserve Board discontinues its publication of such yields, as calculated by such other source, based upon comparable information, as the Committee may select; or

(ii)

One-half ( 1/2) of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior Fiscal Year, calculated by dividing Apogee’s net earnings after deduction of taxes for the prior Fiscal Year by total shareholders’ equity on the first day of the prior Fiscal Year, all as determined by the regularly engaged certified public accountants of Apogee from the audited, consolidated financial statements of Apogee.

(b)	In accordance with procedures to be established by the Committee, amounts deferred after January 1, 2010 shall be credited as a book entry with interest, compounded daily, on each Valuation Date. The applicable interest rate in any Fiscal Years shall be determined as of the beginning of each Fiscal Year and shall be the monthly average yield for the last calendar month of the prior Fiscal Year on United States Treasury securities adjusted to a constant maturity of ten (10) years, as calculated and published by the Federal Reserve Board, or, if the Federal Reserve Board discontinues its publication of such yields, as calculated by such other source, based upon comparable information, as the Committee may select.

(c)	Each Participant may prospectively elect to change his/her investment election from the investment options in (a) and (b) above to one or more Indexing Funds that shall be used to measure income, gains and losses.

(i)	As of each Valuation Date, the Deferred Compensation Accounts shall be adjusted for income, gains and losses as if the Accounts had in fact been invested in the Indexing Funds so selected.

(ii)	Once a Participant elects to change his/her investment election from the investment options in (a) or (b) above the Participant will not be able to reelect either of those investment options.

4. FREEZING OF THE PLAN. Effective January 1, 2011, a Participant will not be permitted to elect to defer any additional compensation into this Plan. The last Participant elected contribution will be the amount a Participant elected to defer from his/her fiscal year 2011 bonus.

5. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.

October 7, 2010	APOGEE ENTERPRISES, INC.

	By	/s/ Russell Huffer
	Its	Chairman, President and Chief Executive Officer